Exhibit 5.1

Robert W. Phillips

+1 415 693 2020

rphillips@cooley.com

October 20, 2017

Syndax Pharmaceuticals, Inc.

35 Gatehouse Drive, Building D, Floor 3

Waltham, MA 02451

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Syndax Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of 2,021,018 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”) pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333- 217172) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated October 17, 2017, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s certificate of incorporation and bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

COOLEY LLP 101 CALIFORNIA STREET 5TH FLOOR SAN FRANCISCO, CA 94111-5800

T: (415) 693-2000 F: (415) 693-2222 COOLEY.COM

Syndax Pharmaceuticals, Inc.

October 20, 2017

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any responsibility to advise you of any changes in the facts stated or assumed herein or of any changes in applicable law.

Sincerely,

Cooley LLP

By:	/s/	Robert W. Phillips
Robert W. Phillips

COOLEY LLP 101 CALIFORNIA STREET 5TH FLOOR SAN FRANCISCO, CA 94111-5800

T: (415) 693-2000 F: (415) 693-2222 COOLEY.COM